UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2025

ARRAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 Midway Place NE

Albuquerque, New Mexico 87109

(Address of Principal Executive Offices, and Zip Code)

(505) 881-7567

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2025, Array Technologies, Inc., a Delaware corporation (the “Company”), and STINorland USA, Inc., a California corporation and an indirect wholly-owned subsidiary of the Company (the “Buyer”), entered into an equity purchase agreement (the “Purchase Agreement”) with APA Solar, LLC, an Ohio limited liability company (“APA”), SunHoldings, LLC, an Ohio limited liability company (“Seller”), and the Guarantors party thereto, pursuant to which the Buyer will acquire all of the issued and outstanding equity interests of APA, a company that designs, engineers, and manufactures solar racking, mounting and foundation systems (such transaction, the “Transaction”). Terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Buyer has agreed to pay a base purchase price of $210,000,000, subject to customary adjustments for cash, net working capital, indebtedness and transaction expenses (the “Purchase Price”). An amount equal to 80% of the Purchase Price will be paid in cash to Seller at Closing. Subject to the terms and conditions set forth in the Purchase Agreement, an amount equal to 20% of the Purchase Price will be payable to Seller in two equal installments (each, a “Deferred Consideration Installment”) on the first and second anniversaries of the Closing Date (each, a “Deferred Consideration Anniversary”). As more fully described in the Purchase Agreement, the Deferred Consideration Installments are subject to reduction if either Joshua Von Deylen or Joseph Von Deylen cease to be employees of the Company under certain circumstances. Each Deferred Consideration Installment will, at the Company’s election, be paid (i) in cash, (ii) through the issuance of shares of Company common stock, par value $0.001 per share (“common stock”), valued at the closing price on the trading day immediately preceding the applicable Deferred Consideration Anniversary (if any such shares are issued, the “Deferred Consideration Shares”) or (iii) by any combination of the foregoing.

In addition, the Purchase Agreement provides for an earnout pursuant to which the Seller may be granted additional shares of the Company’s common stock based upon APA’s achievement of certain financial performance targets during the three-year period ending on the last day of the first fiscal quarter of the Company that ends following the third anniversary of the Closing (the “Earnout Consideration”). The maximum number of shares payable as Earnout Consideration will be determined by dividing $40,000,000 by the volume weighted average price of our common stock for the 10 trading days immediately following the Closing. The number of shares payable will be subject to reduction if the cumulative value of the Earnout Consideration earned (measured on each date such shares are issued) exceeds $90,000,000. The Purchase Agreement provides that, to the extent the issuance of any Earnout Consideration or Deferred Consideration Shares would require stockholder approval under Nasdaq Listing Rule 5635(a), the Company will pay cash in lieu of issuing such shares, unless such stockholder approval has been obtained.

The board of directors of the Company has approved the Purchase Agreement and the Transaction.

The parties’ obligation to complete the Transaction is subject to certain closing conditions customary for a transaction of this nature, including, among others: (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) absence of any law or order prohibiting the consummation of the Transaction or any proceeding by a governmental authority that could reasonably result in an order prohibiting the Transaction, (iii) subject to certain materiality thresholds, the accuracy of the representations and warranties made by Buyer, APA and Seller, (iv) material compliance by Buyer, APA and Seller with each of their respective obligations under the Purchase Agreement, and (v) in the case of Buyer, the absence of a material adverse effect on APA.

The Purchase Agreement may be terminated by either Buyer or Seller if the closing has not been consummated by October 15, 2025. The Purchase Agreement may also be terminated in certain other circumstances, including (i) by Buyer or APA if there is a final and nonappealable law or order preventing or otherwise making illegal the consummation of the Transaction, (ii) by Buyer, subject to certain cure periods, if APA or Seller is in breach of any of its respective representations, warranties, covenants or agreements under the Purchase Agreement that would cause the Buyer’s closing conditions with respect to the accuracy of APA’s or Seller’s representations or compliance with covenants not to be satisfied, (iii) by APA, subject to certain cure periods, if Buyer is in breach of any of its respective representations, warranties, covenants or agreements under the Purchase Agreement that would cause APA’s closing conditions with respect to the accuracy of Buyer’s representations or compliance with covenants not to be satisfied, and (iv) by mutual written consent of Buyer and APA.

The parties have each made customary representations and warranties, covenants and indemnification provisions in the Purchase Agreement with respect to their respective businesses and ability to enter into and consummate the Transaction.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (iv) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Company’s Proxy Statement, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Deferred Consideration Shares and the Earnout Consideration is incorporated by reference herein. Any issuance of Deferred Consideration Shares and Earnout Consideration will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

A press release and investor presentation relating to the Transaction are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein. Additionally, a copy of the press release and the investor presentation are available on the Company’s website at www.arraytechinc.com.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

2.1+	Equity Purchase Agreement, dated June 17, 2025, by and among STINorland USA, Inc., Array Technologies, Inc., APA Solar, LLC, SunHoldings, LLC and the Guarantors party thereto.

99.1	Press Release of Array Technologies, Inc., dated June 18, 2025.

99.2	Investor Presentation of Array Technologies, Inc., dated June 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain exhibits and schedules have been omitted pursuant to Regulation S-K Item 601(a)(5) and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: June 18, 2025	By:	/s/ Gina K. Gunning
	Name:	Gina K. Gunning
	Title:	Chief Legal Officer and Corporate Secretary